UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2017 (June 12, 2017)

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code:	603.2143.2889

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 12, 2017, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to effect a 1:100 reverse stock split (the “Reverse Split”). The effective date of the Reverse Split will be June 15, 2017 (the “Effective Date”). On the Effective Date, every 100 outstanding shares of our common stock shall, without further action by us or the holders thereof, become one share of common stock. No fractional shares shall be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share will be entitled to receive one whole share. As of the Effective Date, our authorized shares of capital stock shall be reduced in proportion to the Reverse Split ratio. Accordingly, our 7,000,000,000 shares of authorized common stock prior to the Effective Date shall become 70,000,000 shares of authorized common stock on the Effective Date, and our 100,000,000 shares of authorized preferred stock prior to the Effective Date shall become 1,000,000 shares of authorized preferred stock on the Effective Date. Additionally, as part of the Reverse Split, the par value of both our common stock and our preferred stock has been increased from $0.000001 per share to $0.0001 per share, as reflected in the Certificate of Amendment. Under Nevada law, the Reverse Split and corresponding reduction in authorized common stock and preferred stock, and increase in par value of both classes of our stock, did not require shareholder approval.

Item 8.01	Other Events.

On June 13, 2017 we received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Reverse Split at the open of business on June 15, 2017. At such time, our trading symbol will temporarily change to “VXELD.” The added “D” will remain for 20 business days after which our trading symbol will revert back to “VXEL.” When the reverse stock split becomes effective, every one hundred shares of our pre-split issued and outstanding common stock, par value 0.00001 per share, shall be automatically converted into one post-split share of our common stock, par value 0.0001 per share, and with a corresponding reduction of the number of shares of common stock we are authorized to issue and increase in par value. All fractional shares which would otherwise result from the reverse stock split will be rounded up. The new CUSIP number for our common stock following effectiveness of the reverse stock split will be 92849Y206. Immediately prior to the reverse stock split we will have 5,408,754,000 common shares issued and outstanding and we will have approximately 54,087,540 common shares issued and outstanding immediately after the reverse stock split. Following effectiveness of the Reverse Split, the price of the Company’s common stock in the market should increase, initially, to reflect an adjustment for the Reverse Split ratio.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Vitaxel Group Limited filed with the Secretary of State of the State of Nevada on June 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017		VITAXEL GROUP LIMITED

	By:	/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer